Exhibit 1.4

(Translation)

NIDEC CORPORATION

REGULATIONS OF THE BOARD OF STATUTORY AUDITORS

(As amended on August 1, 2004)

(Purpose)

Article 1. These regulations prescribe a matter about the board of statutory auditors based on laws and ordinances and the articles of incorporation.

(Organization)

Article 2. The board of statutory auditors shall be composed of all of the statutory auditors.

(Purpose of the board of statutory auditors)

Article 3. The board of statutory auditors shall receive the report as to material matter with respect to audit, and conference or make resolution: provided, however, that the board of statutory auditors shall not prevent statutory auditors exercising their rights.

(Time of holding meetings)

Article 4. The board of statutory auditors shall consist of ordinary meetings and extraordinary meetings,

2. Ordinary meeting of the board of statutory auditors shall be held once every month and extraordinary meetings of the board of statutory auditors shall be held whenever the necessity arises.

3. The ordinary meetings of the board of statutory auditors mentioned in the preceding paragraph may be postponed or called off depending on the circumstances: provided, however, that such meetings shall not be called off consecutively for three months.

(Chairman and Person having convening power)

Article 5. The board of statutory auditors prescribes the chairman of the board of statutory auditors by mutual election.

2. The chairmanship of each meeting of the board of statutory auditors convenes the board of statutory auditors and administers it. In addition, the chairmanship accomplishes the duties that took commission of the board of statutory auditors. But the chairmanship does not disturb the exercise of authority of each statutory auditor.

(A notes of convening)

Article 6. Notice for convening a meeting under the preceding article shall be dispatched not later than three days prior to the date of the meeting.

2. If consented to by all the statutory auditors, a meeting of the board of statutory auditors may be held without following the convening procedure.

(Method of adopting resolution)

Article 7. Resolution of the board of statutory auditors means decision of the matters which need consent of statutory auditors. In such case the resolution shall be adopted at its meeting at which a majority of all the statutory auditors except for the resolution for removal mentioned in the second paragraph of the article 13 and consent of the board of statutory auditors in the third paragraph of the article 13.

2. When the board of statutory auditors resolve, it needs a discussion according to the enough materials.

(Resolutions for the course of audit)

Article 8. The course, plan, method and business assignment shall be decided after discussion by the board of statutory auditors at the beginning of the audit.

2. In addition to the matters regulated in previous paragraph, the board of statutory auditors may resolute matters which statutory auditors regard as necessary for executing their business like election of the staff of audit and a budget of audit.

(A periodical meeting etc. with Representative Director)

Article 9. The board of statutory auditors has a meeting with Representative Director regularly and exchanges opinions about the problem that a company should deal with, the situation of environment maintenance of statutory auditors of audit and an important problem in audit. At the same time, the board of statutory auditors does the request that it judged to be necessary and makes an effort to deepen mutual recognition with representative director.

2. The board of statutory auditors explains audit policy and audit plan and the enforcement situation of audit and result appropriately for representative director and the board of directors.

3. The board of statutory auditors discusses the matter which directors should report as well as a matter to fix for a law in the board of statutory auditors with a director and is decided and received the report.

(Report to the board of statutory auditors)

Article 10. Statutory auditors shall report their situation in conducting executing their audit if necessary and at any time when requested by the board of statutory auditors.

2. Statutory auditors, when reported by accounting auditors, directors, employees such as internal auditing section and others, shall report it to the board of statutory auditors.

3. The board of statutory auditors demands a report for statutory auditors, directors, employees such as internal auditing section and other people if necessary.

(Treatment for report)

Article 11. The board of statutory auditors shall take appropriate measures according to the situation, it shall conduct a necessary investigation and advice for director, when reported the fact which cause material damage to the company is discovered and the discovery of the directors’ illegal action or the material fact that directors violate laws, ordinance or articles of incorporation in conducting their duties by accounting auditors.

2. The board of statutory auditors shall deal with it as the same mentioned in the previous paragraph , if necessary, when the board of statutory auditors is reported matters, which was established by a discussion with directors in advance, from directors or employees.

(Preparation of audit reports)

Article 12. The board of statutory auditors shall receive financial statement and audit reports from accounting auditors. The person who receives these documents may be the full-time statutory auditor.

2. The board of statutory auditors shall receive the report as to the contents of audit etc. by statutory auditors and prepare for audit reports after the discussion.

3. Different opinion of statutory auditor, if any, shall be append to audit reports.

4. Each statutory auditor shall affix his names and seals to the audit report. The Full-time statutory auditors shall append the note that they are full-time statutory auditors to the audit reports.

(Resolution for election, reelection and removal of accounting auditors)

Article 13. The board of statutory auditors shall resolute the following matters with regard to election, reelection and removal of accounting auditors.

(1) Consent on the agenda as to election, non-election and removal of accounting auditors to be submitted to the general meeting of shareholders.

(2) Request for making election, non-election and removal of accounting auditors the purpose of a general meeting of shareholders.

(3) Request for submitting the agenda as to election of accounting auditors.

(4) Electing the person who temporarily performs the duty of accounting auditors when the accounting auditors is short.

2. All statutory auditors’ consent shall be needed when the board of statutory auditors remove the accounting auditors on the ground of statutory reason for removal. In such case, the statutory auditors elected by the board of statutory auditors shall explain the removal of the accounting auditors and the reason of it at the first general meeting of shareholders after the removal.

(A right of consent about election of statutory auditors and request for propose.)

Article 14. The board of statutory auditors shall resolute the following matters with regard to election of statutory auditors.

(1) Consent on the agenda as to election of statutory auditors to be submitted to the general meeting of shareholders.

(2) Request for making election of statutory auditors the purpose of a general meeting of shareholders.

(3) Request for submitting the agenda as to election of statutory auditors.

(Consent of the statutory auditions as to exempt responsibility of directors.)

Article 15. The consent of the board of statutory auditors about the following agenda shall be needed by all statutory auditors’ consents.

(1) Consent for proposal about a responsibility exemption of the directors whom a board of directors is going to suggest to a general meeting of shareholders;

(2) Consent for proposal to amend the articles of incorporation by the board of directors resolution that a board of directors is going to suggest to a general meeting of shareholders about a responsibility exemption of the directors;

(3) Consent for proposal about a responsibility exemption of the directors that directors are going to suggest to the board of directors that based on official regulations of the articles of incorporation;

(4) Consent for proposal to amend the articles of incorporation that can contract a responsibility exemption among outside directors whom the board of directors is going to suggest to a general meeting of shareholders;

(5) Consent that shall participate in a lawsuit to assist directors by company in shareholders lawsuit;

(Discussion about statutory auditors executing their right)

Article 16. Statutory auditors may discuss at the board of statutory auditors when they exercise their right or perform their duties as to the followings;

(1) Explanation when statutory auditors are asked some question in writing by shareholders before the general meeting of shareholders.

(2) Report to the board of directors and request for convening of the board of directors etc.

(3) Opinion report as to the agenda or the documents to be submitted to the general meeting of shareholders.

(4) Request for suspending directors’ action.

(5) Stating the opinion as to the election, removal and remuneration of statutory auditors at the general meeting of shareholders.

(6) The matters as to the suit between the company and the directors.

(7) Others, the matters as to the institution of legal action etc.

(Discussion as to mutual election and remuneration of statutory auditor)

Article 17. The board of statutory auditors may discuss the matters as to the mutual election and remuneration of full-time statutory auditors if consented by all statutory auditors.

(Minutes)

Article 18. The proceedings in outline and the resultant actions taken at each meeting of the board of statutory auditors shall be recorded in minutes and statutory auditors present shall affix their names and seals thereto and such minutes shall be kept on file at the company permanently.

2. Minutes in the preceding paragraph shall be kept on file in the head office for ten years.

(Office of the board of statutory auditors)

Article 19. All matters concerning the board of statutory auditors shall be treated by the manager of the general affairs department.

(Audit standard of statutory auditors)

Article 20. A matter about the board of statutory auditors and audit of statutory auditors depends on laws and ordinances or articles of incorporation or a matter to prescribe in these regulations of the board of statutory auditors or audit standard of statutory auditors in the board of statutory auditors.

(Amendment and repeal of these regulations)

Article 21. Any amendment and repeal of these regulations shall be made by board of statutory auditors.